Page 1 of 47

                                                                       EXHIBIT 2
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                                                                    SCHEDULE 13D

                              ACQUISITION AGREEMENT

      Agreement dated as of the 28th day of July, 2005 by and among, MFC Development Corp., a Delaware corporation, with an address at 271 North Avenue, Suite 520, New Rochelle, NY 10801 ("MFC"), Worldwide Excellence, Inc., a Delaware corporation, with an address at 11872 La Grange Avenue, Los Angeles, California 90025 ("WWE") and the stockholders of WWE (the "WWE Stockholders") as set forth on Schedule "A" annexed hereto and made a part hereof (the "Stockholders Schedule") which stockholders hold all of the issued and outstanding shares of common stock of WWE, par value $.01 (the "WWE Common Stock") as of the date of this Agreement.

                                   WITNESSETH

      WHEREAS, MFC is a reporting company registered with the Securities and Exchange Commission (the "SEC") and is current with all of its filings with the SEC, whose stock is quoted on the OTC Bulletin Board under the symbol MFCD.OB;

      WHEREAS, the Board of Directors of MFC and WWE deem it advisable and in the best interests of each corporation and their respective stockholders that MFC purchase one hundred (100%) percent of the capital stock of WWE in exchange for shares of capital stock of MFC;

      WHEREAS, for Federal income tax purposes it is intended that the transactions which are contemplated in this Agreement qualify as a tax-free reorganization pursuant to the Internal Revenue Code of 1986, as amended (the "Code");

      WHEREAS, WWE, prior to the Closing Date, intends to raise at least two million two hundred fifty thousand ($2,250,000) dollars (with an over-allotment of at least an additional five hundred thousand ($500,000) dollars) pursuant to a private offering of WWE Convertible Preferred Stock and Warrants (the "Offering") and to raise at least two hundred fifty thousand ($250,000) dollars and up to six hundred thousand ($600,000) dollars pursuant to a private offering of WWE Convertible Debentures and Warrants (the "Bridge");

                                                                       EXHIBIT 2
                                                                              to
                                                                    SCHEDULE 13D

      WHEREAS, on the Closing Date (hereinafter defined in Article "5" of this Agreement), MFC shall acquire one hundred (100%) percent of the capital stock of WWE;

      WHEREAS, the Boards of Directors of MFC and WWE have approved this Agreement;

      and

      WHEREAS, the WWE Stockholders have approved this Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants of the parties hereinafter set forth, and for good and valuable consideration, receipt of which is hereby acknowledged,

      IT IS AGREED:

      1. Recitals. The parties hereby adopt as part of this Agreement each of the recitals which is contained in the WHEREAS clauses, and agree that such recitals shall be binding upon the parties hereto by way of contract and not merely by way of recital of inducement; and such clauses are hereby confirmed and ratified as being true and accurate by each party as to itself.

      2. Acquisition.

      A. Subject to, and consistent with, the provisions of this Agreement, and in accordance with the relevant provisions of the Delaware General Corporation Law, MFC shall on the Closing Date acquire one hundred (100%) percent of the capital stock of WWE.

      B.i. Upon the Closing Date, the Board of Directors of MFC shall appoint the directors designated by WWE to serve as the directors of MFC and WWE, with each to hold office in accordance with the certificate of incorporation and by-laws of the respective entity, in each case until their respective successors are duly elected or appointed and qualified, and thereafter the directors of MFC serving immediately prior to the Closing Date who have not been appointed to serve on the Board of Directors of MFC and the directors of WWE serving immediately prior to the Closing Date who have not been appointed to serve on the Board of Directors of WWE shall resign.

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                                                                    Page 3 of 47

                                                                       EXHIBIT 2
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                                                                    SCHEDULE 13D

      ii. Upon the Closing Date, the Board of Directors of MFC shall appoint the officers designated by WWE to serve as the officers of MFC and WWE, each to hold office in accordance with the certificate of incorporation and by-laws of the respective entity, in each case until their respective successors are duly elected or appointed and qualified, and thereafter the officers of MFC serving immediately prior to the Closing Date who have not been appointed to serve as officers of MFC and the officers of WWE serving immediately prior to the Closing Date who have not been appointed to serve as officers of WWE shall resign.

      3. Exchange of Securities.

      A. On the Closing Date, subject to and pursuant to the terms and conditions of this Agreement, MFC shall issue an aggregate of eleven million five hundred thousand (11,500,000) shares of common stock of MFC, par value $.001 (the "MFC Common Stock") to the WWE Stockholders for the WWE Common Stock set forth on the Stockholder Schedule.

      B. On the Closing Date, subject to and pursuant to the terms and conditions of this Agreement,

      i. MFC shall deliver an aggregate of three million shares of the MFC Common Stock (the "WWE Earn-Out Shares") to be held in escrow pursuant to the terms and subject to the conditions of an escrow agreement (the "WWE Escrow Agreement"), substantially in the form annexed hereto and made a part hereof as Exhibit A-1, to be entered into among MFC, GS, and certain WWE Stockholders. Subject to Article 19 of this Agreement, all, or a portion of such shares of MFC Common Stock shall be released under the WWE Escrow Agreement to the WWE Stockholders who are signatories to the WWE Escrow Agreement, if, and only if, WWE's Cumulative Net Income, as such term is defined in the Escrow Agreement, equals or exceeds the specified target by December 31, 2006.

      ii. MFC shall deliver an aggregate of six hundred thousand (600,000) shares of the MFC Common Stock (the "MFC Earn-Out Shares") to be held in escrow pursuant to the

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                                                                    Page 4 of 47

                                                                       EXHIBIT 2
                                                                              to
                                                                    SCHEDULE 13D

terms and subject to the conditions of an escrow agreement (the "MFC Escrow Agreement"), substantially in the form annexed hereto and made a part hereof as Exhibit A-2, to be entered into among MFC, GS, and McColgan Schor, P.C. as the Representative of the MFC Stockholders. Subject to Article 19 of this Agreement, all, or a portion of such MFC Common Stock shall be released under MFC Escrow Agreement to the Representative of the MFC Stockholders, if, and only if, WWE's Cumulative Net Income, as such term is defined in the Escrow Agreement, equals or exceeds the specified target by December 31, 2006.

      C. WWE entered into a Retainer Agreement dated as of June 17, 2005 with Gersten Savage LLP ("GS") pursuant to which WWE agreed to issue such number of shares of WWE Common Stock to GS as shall upon the Closing (as defined in Article "5" of this Agreement) be equal to fifteen thousand (15,000) shares of MFC Common Stock based upon the number of shares of MFC Common Stock being reserved for issuance or issued and outstanding in accordance with this Agreement. On the Closing Date, subject to and pursuant to the terms and conditions of this Agreement, WWE shall cause MFC to issue to GS fifteen thousand (15,000) shares of MFC Common Stock with the same powers, preferences, rights, qualifications, limitations and restrictions as the shares of WWE Common Stock to which GS is entitled in exchange for GS's right to receive WWE Common Stock.

      4. Issuance of Other MFC Securities. WWE entered into an agreement as of May 19, 2005 with Diversified Investors Capital Services of North America, Inc. ("Diversified") pursuant to which WWE agreed to issue such number of shares of WWE Common Stock to Diversified or its designees as shall upon the Closing be equal to seven hundred ten thousand (710,000) shares of MFC Common Stock based upon the number of shares of MFC Common Stock being reserved for issuance or issued and outstanding in accordance with this Agreement. On the Closing Date, subject to and pursuant to the terms and conditions of this Agreement, WWE shall cause MFC to issue to Diversified or its designees seven hundred ten thousand (710,000) shares

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                                                                       EXHIBIT 2
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                                                                    SCHEDULE 13D

of MFC Common Stock with the same powers, preferences, rights, qualifications, limitations and restrictions as the shares of WWE Common Stock to which Diversified or its designees is entitled in exchange for Diversified's or its designees' right to receive WWE Common Stock. At or prior to the Closing Date, Diversified and its designees shall deliver to MFC lock-up agreements signed by each of them (collectively, the "Diversified Lock-Up Agreements") providing, among other things, that each of them agrees only to sell or otherwise dispose of its MFC Common Stock in accordance with the restrictions agreed to by the investors in the Offering.

      5. Closing Date. The closing of this transaction (the "Closing") shall take place by the delivery of all required executed documents by the parties at the offices of Gersten Savage LLP, 600 Lexington Avenue, 9th Floor, New York, New York 10022, at 11:00 A.M on or prior to August 31, 2005 (the "Closing Date") provided that this Agreement has not been terminated pursuant to Article "15" of this Agreement by either party.

      6. MFC's Representations, Warranties and Covenants. MFC represents, warrants and covenants to WWE as follows:

      A. Corporate Status,

      i. (a) MFC is a corporation duly organized, validly existing and except as set forth on the disclosure schedule which is annexed hereto and made a part hereof (the "MFC Disclosure Schedule"), in good standing pursuant to the laws of the State of Delaware, with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into this Agreement and to consummate the transactions set forth in this Agreement and (b) Yolo Equities Corp. ("Yolo") is a corporation duly organized, validly existing and except as set forth on the MFC Disclosure Schedule, in good standing pursuant to the laws of the State of New York, with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into this Agreement and to consummate the transactions set forth in this Agreement; and

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                                                                    Page 6 of 47

                                                                       EXHIBIT 2
                                                                              to
                                                                    SCHEDULE 13D

      ii. Copies of (a)(1) the Certificate of Incorporation of MFC, and all amendments thereto, certified by the Secretary of State of the State of Delaware and (2) the Certificate of Incorporation of Yolo, and all amendments thereto, certified by the Secretary of State of the State of New York, (b) the By-Laws of MFC, as amended, certified by the Secretary of MFC and the By-Laws of Yolo, as amended, certified by the Secretary of Yolo, and (c) a good standing certificate for MFC and a good standing certificate for Yolo, each issued by the applicable Secretary of State as of a date not more than thirty (30) days prior to the date of this Agreement, are annexed hereto and made a part hereof as the following
Exhibits: "B" (Article "6.A.ii."), "C" (Article "6.A.ii.") and "D" (Article "6.A.ii.") respectively, and are complete and correct as of the date of this Agreement.

      B. Capitalization. MFC's authorized capital stock consists of (i) forty million (40,000,000) shares of MFC Common Stock of which, (after giving effect to the stock dividend described below and after giving effect to the consummation of the MFC Private Sale), approximately two million seven hundred thousand (2,700,000) shares are issued and outstanding, all of which are, or will be prior to the Closing Date validly issued, fully paid and non-assessable and twenty-eight thousand three hundred fifty (28,350) shares are reserved for issuance pursuant to stock options and (ii) two million (2,000,000) shares of Preferred Stock, par value $.001 per share, in one or more series as determined by the Board of Directors. As of the date of this Agreement, there are no shares of Preferred Stock issued and outstanding. Except as set forth on (i) MFC's last annual report on Form 10-K for the fiscal year ended February 28, 2005 (the "Form 10-K"), (ii) MFC's quarterly report on Form 10-Q for the three months ended May 31, 2005 (the "Form 10-Q"), (iii) the MFC Disclosure Schedule, (iv) the Recitals, and (v) Articles "3" and "4" of this Agreement, MFC has no option plans and there are no subscriptions, options, warrants, rights or other agreements outstanding to acquire shares of stock of MFC or

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                                                                    Page 7 of 47

                                                                       EXHIBIT 2
                                                                              to
                                                                    SCHEDULE 13D

any other equity security or security convertible into an equity security. Except for MFC's contemplated stock dividend whereby the holder of each share of the MFC Common Stock will receive an additional .35 shares of the MFC Common Stock for each share of the MFC Common Stock owned by the holder on the record date of the stock dividend, which stock dividend will take place immediately prior to the Closing Date, there are no agreements or commitments to increase, decrease or otherwise alter the authorized capital stock of MFC. Except as set forth on the MFC Disclosure Schedule, MFC has not granted any registration rights with respect to any series of MFC stock outstanding. Upon issuance in accordance with the terms of this Agreement, the MFC Common Stock will be validly issued, fully paid and non-assessable.

      MFC represents that it has raised at least two hundred twenty-four thousand ($224,000) dollars pursuant to private sales of MFC Common Stock (the "MFC Private Sale").

      C. Authority of MFC. MFC has the full corporate power and authority to execute, deliver, and perform this Agreement and has taken all corporate action required by law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions set forth in this Agreement. This Agreement and the consummation by MFC of the transactions set forth in this Agreement have been duly and validly authorized, executed, and delivered by the Board of Directors of MFC, and this Agreement is valid and binding upon MFC and enforceable against MFC in accordance with their terms (except as the enforceability thereof may be limited by bankruptcy, bank moratorium or similar laws affecting creditors' rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity). A certified resolution of the Board of Directors of MFC is annexed hereto and made a part hereof as Exhibit "E" (Article "6.C."). No other corporate approvals are required for MFC to execute, deliver and perform this Agreement.

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                                                                    SCHEDULE 13D

      D. Ownership. Annexed hereto and made a part hereof as Exhibit "F" (Article "6.D."), is a schedule of the share ownership of the officers and directors of the MFC Common Stock (collectively, the "MFC Insiders"). At or prior to the Closing Date, MFC shall deliver to WWE lock-up agreements (collectively, the "MFC Lock-Up Agreements") signed by each such MFC Insider, providing for, among other things, that each such MFC Insider shall not sell or otherwise dispose of any MFC Common Stock owned by it for a period of 90 days after the Closing Date. Thereafter, each such MFC Insider may sell or otherwise dispose of its MFC Common Stock as follows: 1/3 of its MFC Common Stock between the 91st and 180th day after the Closing Date; 1/2 of its remaining MFC Common Stock between the 181st and 270th day after the Closing Date; and its remaining MFC Common Stock after the 271st day after the Closing Date.

      E. Compliance with the Law and Other Instruments. Except as otherwise provided in this Agreement and in the Exhibits annexed hereto, the business and operations of MFC have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect MFC or its properties, assets, businesses or prospects.

      F. Absence of Conflicts. The execution and delivery of this Agreement and the issuance of the securities of MFC, and the consummation by MFC of the transactions set forth in this Agreement: (i) do not and shall not conflict with or result in a breach of any provision of MFC's Certificate of Incorporation or By-Laws, (ii) do not and shall not result in any breach of, or constitute a default or cause an acceleration under any arrangement, agreement or other instrument to which MFC is a party to or by which any of its assets are bound,
(iii) do not and shall not cause MFC to violate or contravene any provision of law or any governmental rule or regulation, and (iv) will not and shall not result in the imposition of any lien, or encumbrance upon, any property of MFC. MFC has performed in all material respects all of its obligations which are, as of the date of this Agreement, required to be performed, pursuant to the terms of any such agreement, contract or commitment.

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                                                                       EXHIBIT 2
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                                                                    SCHEDULE 13D

      G. Environmental Compliance. There are no Phase I environmental reports with respect to any of the properties owned or leased by MFC or any of its subsidiaries. To MFC's knowledge, it is in compliance with all applicable environmental laws (the "Environmental Laws"). MFC is presently authorized, if required, to generate, transport through third parties, store, use, treat, dispose of, release, and conduct other handling of, as required, those hazardous substances used in MFC's business, which consist of, hazardous waste, hazardous material, hazardous constituents, toxic substances, pollutants, contaminants, asbestos, radon, polychlorinated biphenyls, petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas and other material defined, regulated, controlled or subject to any remediation requirement under any Environmental Law.

      H. OSHA Compliance; Employment Matters. To MFC's knowledge, it is in compliance with all applicable federal, state and local laws, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder and other governmental requirements relating to occupational health and safety, including but not limited to the Occupational Safety and Health Act of 1970, as amended, and the rules and regulations promulgated thereunder.

      Except as set forth on the MFC Disclosure Schedule, MFC does not owe any accrued but unpaid salary or other compensation or benefits to any officer, director, employee or consultant of MFC. Except as set forth on the MFC Disclosure Schedule, MFC has no deferred compensation, incentive, pension, vacation, health, disability, severance, or any other any benefit plans (collectively, the "Benefit Plans). Upon the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and assuming all officers, directors, employees and consultants of MFC except for Victor Brodsky either have resigned or have been

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                                                                   Page 10 of 47

                                                                       EXHIBIT 2
                                                                              to
                                                                    SCHEDULE 13D

terminated at or prior to the Closing Date, MFC, from and after the Closing Date will have no obligation to any officer, director, employee or consultant of MFC for any claim, including, without limitation, any claim for wages, fees, benefits, deferred compensation, severance pay, incentive pay, or pension, arising under any of the Benefit Plans or arising out of such officer's, director's, employee's, or consultant's engagement or employment by MFC, except as set forth on the MFC Disclosure Schedule. The MFC Disclosure Schedule contains for each or its officers, directors, employees and consultants his compensation and benefits for the last two years.

      I. Financial Statements. MFC's financial statements contained in MFC's Form 10-K and 10-Q (collectively, the "MFC Financial Statements") have been prepared using generally accepted accounting principles ("GAAP") applied on a consistent basis. The MFC Financial Statements fairly present the financial condition and results of operations for MFC. Except as indicated in the MFC Financial Statements, or in any Exhibit to this Agreement, MFC did not have as of May 31, 2005 any outstanding indebtedness or other liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise, and whether due or to become due). Except as set forth on the MFC Disclosure Schedule, since the date of the Form 10-Q, there has not been any material adverse change in MFC's financial condition, assets, liabilities or business, or any damage, destruction or loss, whether or not covered by insurance, materially affecting MFC's properties, assets or business, and MFC has not incurred any indebtedness, liability or other obligation of any nature whatsoever except in the ordinary course of business and MFC has not made any change in its accounting methods or practices. On the Closing Date, MFC's shareholders' equity shall be at least two million six hundred thousand ($2,600,000) dollars (after giving effect to (i) the deduction of any accrued but unpaid back salary and benefits; (ii) the deduction of any co-investor participation interests in the amounts set forth in the Financial Statements; (iii) the consummation of the sale of Yolo for net proceeds to MFC of one million dollars ($1,000,000); (iv) the conversion to MFC Common Stock of seven hundred fifty thousand ($750,000) dollars of the outstanding principal amount of the debt represented by the MFC Bonds); and (v) the omissions of accruals for the annual audit and shareholders meeting payable in June and July, 2006 and the current compensation of Victor Brodsky from July 15, 2005 through the Closing Date. Subsequent to the Closing Date, MFC shall change its fiscal year presently ending February 28th, to a fiscal year ending December 31st.

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                                                                       EXHIBIT 2
                                                                              to
                                                                    SCHEDULE 13D


      The accounts receivable set forth on the Financial statements arise out of bona fide transactions in the ordinary course of MFC's business. These accounts receivable are collectible in the aggregate amount of at least eight hundred four thousand three hundred three ($804,303) dollars as of May 31, 2005, subject to deduction for actual collections and the direct costs of collections after May 31, 2005 and subject to increase for interest received in respect of these accounts receivable. To the knowledge of MFC, there are no setoffs, claims or other defenses to the collection of these accounts receivable.

      J. Taxes. Except as set forth on the MFC Disclosure Schedule, MFC has timely filed all required federal, state, city and local tax returns for income, franchise, social security, withholding, sales, excise, unemployment insurance, real estate and other taxes, and has paid or made adequate provision for the payment of all such taxes shown to be due on said returns.

      K. Contracts. Annexed hereto and made a part hereof as Exhibit "G" (Article "6.K.") is a true and complete schedule of all of MFC's material contracts, including, without limitation, MFC's contracts for leased equipment. Except as set forth on the MFC Disclosure Schedule, all of the contracts so listed have been entered into in the ordinary course of business and neither MFC nor any other party to any such contract is in default under any such contract.

      L. Litigation. Except as set forth on the Form 10-K, the Form 10-Q, and the MFC Disclosure Schedule, there are no legal, administrative, arbitration, or other proceeding or governmental investigations adversely affecting MFC or its properties, assets or businesses, or

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                                                                   Page 12 of 47

                                                                       EXHIBIT 2
                                                                              to
                                                                    SCHEDULE 13D


with respect to any matter arising out of the conduct of MFC's business pending or to its knowledge threatened, by or against, any officer or director of MFC in connection with its affairs, whether or not covered by insurance. Except as set forth on the Form 10-K, the Form 10-Q, and the MFC Disclosure Schedule, neither MFC nor its officers or directors are subject to any order, writ, injunction, or decree of any court, department, agency, or instrumentality, affecting MFC. Except as set forth on the Form 10-K, the Form 10-Q, and the MFC Disclosure Schedule, MFC is not presently engaged in any legal action. The reserves for litigation set forth on the MFC Financial Statements are adequate to cover the cost of any adverse judgment in any pending litigation and, except as set forth on the MFC Disclosure Schedule, MFC will not be obligated to pay the costs, including, without limitation, attorney's fees, of any pending litigation after the Closing Date.

      M. Reporting Company Status. MFC is a reporting company registered with the SEC whose common stock is quoted on the OTC Bulletin Board under the symbol MFCD.OB. MFC has not received any notice with respect to non-compliance with any rules or regulations that would affect the eligibility of the Common Stock to be quoted on the OTC Bulletin Board.

      N. SEC Filings. Except as set forth on the MFC Disclosure Schedule, MFC has timely filed and will continue to timely file all forms, reports and documents required to be filed by MFC with the SEC since November 30, 2000 (collectively, the "SEC Reports") and the SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, (the "Act") and the Securities Exchange Act of 1934, as amended, as the case may be, (ii) did not, to MFC 's knowledge, at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a fact required to be stated in such SEC Reports or necessary in order to make the statements in such SEC Reports, in the light of the circumstances under which they were made, not materially misleading and (iii) adequately described all material transactions, which transactions were consummated on commercially reasonable terms and were in the best interests of MFC's stockholders.

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                                                                       EXHIBIT 2
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                                                                    SCHEDULE 13D


      O. Absence of Changes. Except as set forth on the MFC Disclosure Schedule and this Agreement and except for transactions consummated on commercially reasonable terms and in the best interests of MFC's stockholders, subsequent to the date of the Form 10-Q and through the date of this Agreement, and except as in the ordinary course of business and with respect to any items reserved by MFC and reflected in the MFC Financial Statements, there has not been any material adverse change in, or any event or condition (financial or otherwise) affecting the business, properties, assets, liabilities, historical operations or prospects of MFC, there are no liabilities or obligations of any nature, whether absolute, contingent or otherwise, whether due or to become due (including, without limitation, liabilities for taxes with respect to or measured by income of MFC for any period prior to, and/or subsequent to, the date of the Form 10-Q or arising out of any transaction of MFC prior to, and/or subsequent to, such date). Subsequent to the date of the Form 10-Q, except for the previously described stock dividend and the MFC Earn-Out Shares, there has not been any declaration, or setting aside, or payment of any dividend or other distribution with respect to MFC securities, or any direct or indirect redemption, purchase, or other acquisition of any of MFC securities. To MFC's knowledge, there has not been an assertion against MFC of any liability of any nature or in any amount not fully reflected or reserved against in the Form 10-K or Form 10-Q.

      P. No Approvals. No approval of any governmental authority is required in connection with the consummation of the transactions set forth in this Agreement.

      Q. Broker. Except as set forth on the MFC Disclosure Schedule, MFC represents that it has not had any dealing with respect to this transaction with any business broker, firm or salesman, or any person or corporation, investment banker or financial advisor who is or shall be entitled to any broker's or finder's fee or any other commission or similar fee with respect to the transactions set forth in this Agreement. MFC agrees to indemnify and hold harmless WWE from and against any and all claims for brokerage commissions or finder's fees by any person, firm or corporation on the basis of any act or statement alleged to have been made by MFC or its affiliates or agents.

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                                                                       EXHIBIT 2
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                                                                    SCHEDULE 13D


      R. Complete Disclosure. No representation or warranty of MFC which is contained in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement, to MFC's knowledge contains or shall contain any untrue statement of a material fact, omits or shall omit to state any fact which is required to make the statements which are contained herein or therein, in light of the circumstances under which they were made, not materially misleading. There is no fact relating to the business, affairs, operations, conditions (financial or otherwise) or prospects of MFC which would materially adversely affect same which has not been disclosed to WWE in this Agreement. S. No Defense. It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that WWE knew or had reason to know that any covenant, representation or warranty in this Agreement furnished or to be furnished to WWE contained untrue statements. 7. WWE's Representations, Warranties and Covenants. WWE represents, warrants and covenants to MFC as follows:

      A. Corporate Status.

      i. WWE is a corporation duly organized, validly existing and in good standing pursuant to the laws of the State of Delaware, with all requisite power and authority to carry on its business as presently conducted in all jurisdictions where presently conducted, to enter into this Agreement and to consummate the transactions set forth in this Agreement; and

      ii. Copies of (a) the Certificate of Incorporation of WWE, and all amendments thereto, certified by the Secretary of State of the State of Delaware, (b) the By-Laws

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                                                                       EXHIBIT 2
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                                                                    SCHEDULE 13D


of WWE, as amended, certified by the Secretary of WWE, and (c) a good standing certificate for WWE issued by the Secretary of the State of the State of Delaware as of a date not more than thirty (30) days prior to the date of this Agreement, are annexed hereto and made a part hereof as the following Exhibits:
"H" (Article "7.A.ii."), "I" (Article "7.A.ii.") and "J" (Article "7.A.ii.") respectively, and are complete and correct as of the date of this Agreement.

      B. Capitalization. WWE's authorized capital stock consists of one hundred thousand (100,000) shares of WWE Common Stock of which fifteen thousand seven hundred (15,700) shares are issued and outstanding, or reserved for issuance, all of which are, or will be prior to the Closing Date validly issued, fully paid and non-assessable. As of the date hereof no shares of Preferred Stock are authorized, issued or outstanding. Except as set forth in (i) Article "3" of this Agreement, (ii) the Financial Statements (as defined in Paragraph "I" of this Article "7" of this Agreement) and (iii) the WWE Disclosure Schedule, herein defined, there are no subscriptions, options, warrants, rights or other agreements outstanding to acquire shares of stock of WWE or any other equity security or security convertible into an equity security. There are no agreements or commitments to increase, decrease or otherwise alter the authorized capital stock of WWE. Except as set forth on the disclosure schedule which is annexed hereto and made a part hereof (the "WWE Disclosure Schedule"), WWE has not granted any registration rights with respect to any series of WWE stock outstanding.

      C. Authority of WWE. WWE has the full corporate power and authority to execute, deliver, and perform this Agreement and has taken all corporate action required by law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions set forth in this Agreement. This Agreement and the consummation by WWE of the transactions set forth in this Agreement have been duly and validly authorized, executed, and delivered by the Board of Directors and the WWE Stockholders, and this Agreement are valid and binding upon WWE and enforceable against

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                                                                       EXHIBIT 2
                                                                              to
                                                                    SCHEDULE 13D


WWE in accordance with their terms (except as the enforceability thereof may be limited by bankruptcy, bank moratorium or similar laws affecting creditors' rights generally and laws restricting the availability of equitable remedies and may be subject to general principles of equity whether or not such enforceability is considered in a proceeding at law or in equity). Certified resolutions of the Board of Directors of WWE and the WWE Stockholders are annexed hereto and made a part hereof as Exhibit "K" (Article "7.C.") and Exhibit "L" (Article "7.C."), respectively.

      D. Ownership. The WWE Stockholders set forth on the Stockholder Schedule annexed hereto and made a part hereof as Schedule A are the record, beneficial and equitable owners of the WWE Common Stock set forth on such Stockholder Schedule. To WWE's knowledge, each stockholder has the full right and authority to exchange their WWE Common Stock for shares of MFC Common Stock. At or prior to the Closing Date, Jeffrey S. Edell and Nancy Duitch shall deliver to MFC lock-up agreements (collectively, the "WWE Lock-Up Agreements") signed by each of them, providing for, among other things, that neither of them shall sell or otherwise dispose of any MFC Common Stock owned by him for a period of one year after the Closing Date.

      E. Compliance with the Law and Other Instruments. Except as otherwise provided in this Agreement and in the Exhibits annexed hereto, the business and operations of WWE have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect WWE or its properties, assets, businesses or prospects.

      F. Absence of Conflicts. The execution and delivery of this Agreement, the transfer of the securities of WWE, and the consummation by WWE of the transactions set forth in this Agreement: (i) do not and shall not conflict with or result in a breach of any provision of WWE's Certificate of Incorporation or By-Laws, (ii) do not and shall not result breach of, or

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                                                                       EXHIBIT 2
                                                                              to
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constitute a default or cause an acceleration under any arrangement, agreement or other instrument to which WWE is a party to or by which any of its assets are bound, (iii) do not and shall not cause WWE to violate or contravene any provision of law or any governmental rule or regulation, and (iv) will not and shall not result in the imposition of any lien, or encumbrance upon, any property of WWE. WWE has performed in all material respects all of its obligations which are, as of the date of this Agreement, required to be performed, pursuant to the terms of any such agreement, contract or commitment.

      G. Environmental Compliance. To WWE's knowledge, it is in compliance with all applicable environmental laws (the "Environmental Laws"). WWE is presently authorized, if required, to generate, transport through third parties, store, use, treat, dispose of, release, and conduct other handling of, as required, those hazardous substances used in WWE's business, which consist of, hazardous waste, hazardous material, hazardous constituents, toxic substances, pollutants, contaminants, asbestos, radon, polychlorinated biphenyls, petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas and other material defined, regulated, controlled or subject to any remediation requirement under any Environmental Law.

      H. OSHA Compliance; Employment Matters. To WWE's knowledge, it is in compliance with all applicable federal, state and local laws, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder and other governmental requirements relating to occupational health and safety, including but not limited to the Occupational Safety and Health Act of 1970, as amended, and the rules and regulations promulgated thereunder.

      Except as set forth on the WWE Disclosure Schedule, WWE does not owe any accrued but unpaid salary or other compensation or benefits to any officer, director, employee or consultant of WWE. Except as set forth on the WWE Disclosure Schedule, WWE has no

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                                                                       EXHIBIT 2
                                                                              to
                                                                    SCHEDULE 13D


deferred compensation, incentive, pension, vacation, health, disability, severance, or any other any benefit plans (collectively, the "Benefit Plans). The WWE Disclosure Schedule contains for each or its officers, directors, employees and consultants his compensation and benefits for the last two years.

      I. Financial Statements, WWE's unaudited financial statements for the five month period ended May 31, 2005 (the "Unaudited Financial Statements"), a true copy of which has been provided to MFC, have been prepared using generally accepted accounting principles ("GAAP") applied on a consistent basis. Subsequent to the date of this Agreement, WWE shall cause to be completed an examination of its financial results for the fiscal year ended December 31, 2004 by its independent certified public accountants and WWE shall annex hereto and make a part hereof as Exhibit "M" (Article "7.I") true copies of WWE's audited statements of profit and loss for the fiscal year ended December 31, 2004 and a balance sheet as of December 31, 2004 (the "Audited Financial Statements" together with the Unaudited Financial Statements collectively referred to as the "Financial Statements"), which shall have been prepared using GAAP applied on a consistent basis. The Audited Financial Statements shall include an unqualified opinion of its independent certified public accountants which is necessary for inclusion in a Form 8-K and Form 10-K. Except as set forth on the WWE Disclosure Schedule, the Financial Statements shall fairly present the financial condition and results of operations for WWE. Except as indicated in the Financial Statements, or as set forth on the WWE Disclosure Schedule or in any Exhibit to this Agreement, WWE does not have any outstanding indebtedness or other liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise, and whether due or to become due). Except as set forth on the WWE Disclosure Schedule, since the date of the Financial Statements, there has not been any material adverse change in WWE's financial condition, assets, liabilities or business, or any damage, destruction or loss, whether or not covered by insurance, materially affecting WWE's properties, assets or business, and WWE has not incurred any indebtedness, liability or other obligation of any nature whatsoever except in the ordinary course of business and WWE has not made any change in its accounting methods or practices. The Audited Financial Statements shall indicate that WWE had net income of approximately $1,500,000 for fiscal year 2004 before interest and taxes. The accounts receivable set forth on the Financial statements arise out of bona fide transactions in the ordinary course of WWE's business. These accounts receivable, subject to the reserves set forth on the Financial Statements, are fully collectible in accordance with their terms and the aging schedule delivered to MFC. To the knowledge of WWE, there are no setoffs, claims or other defenses to the collection of these accounts receivable.

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      J. Taxes. WWE has timely filed all required federal, state, city and local tax returns for income, franchise, social security, withholding, sales, excise, unemployment insurance, real estate and other taxes, and has paid or made adequate provision for the payment of all such taxes shown to be due on said returns.

      K. Contracts. Annexed hereto and made apart hereof as Exhibit "N" (Article "7.K ") is a true and complete schedule of all of WWE's material contracts including, but not limited to, license agreements. All of the contracts so listed have been entered into in the ordinary course of business and neither WWE nor any other party to any such contract is in default under any such contract.

      L. Litigation. Except as set forth on the WWE Disclosure Schedule, there are no legal, administrative, arbitration, or other proceeding or governmental investigations adversely affecting WWE or its properties, assets or businesses, or with respect to any matter arising out of the conduct of the WWE's business pending or to its knowledge threatened, by or against, any officer or director of WWE in connection with its affairs, whether or not covered by insurance. Except as set forth on the WWE Disclosure Schedule, neither WWE nor its officers or directors are subject to any order, writ, injunction, or decree of any court, department, agency, or instrumentality, affecting WWE. Except asset forth on the WWE Disclosure Schedule, WWE is not presently engaged in any legal action.

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                                                                       EXHIBIT 2
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                                                                    SCHEDULE 13D


      M. Absence of Changes. Except as set forth on the WWE Disclosure Schedule and this Agreement, subsequent to the date of the Financial Statements and through the date of this Agreement, there has not been any material adverse change in, or any event or condition (financial or otherwise) affecting the business, properties, assets, liabilities, historical operations or prospects of WWE, and except as in the ordinary course of business and with respect to any items reserved by WWE and reflected in its Financial Statements, there are no liabilities or obligations of any nature, whether absolute, contingent or otherwise, whether due or to become due (including, without limitation, liabilities for taxes with respect to or measured by income of WWE for any period prior to, and/or subsequent to, the date of the Financial Statements or arising out of any transaction of WWE prior to, and/or subsequent to, such date). Subsequent to the date of the Financial Statements except as set forth on the WWE Disclosure Schedule, there has not been any declaration, or setting aside, or payment of any dividend or other distribution with respect to WWE's securities, or any direct or indirect redemption, purchase, or other acquisition of any of WWE's securities. To WWE's knowledge, there has not been an assertion against WWE of any liability of any nature or in any amount not fully reflected or reserved against in the Financial Statements.

      N. No Approvals. No approval of any governmental authority is required in connection with the consummation of the transactions set forth in this Agreement.

      0. Broker. Except as set forth on the WWE Disclosure Schedule, WWE represents that it has not had any dealing with respect to this transaction with any business broker, firm or salesman, or any person or corporation, investment banker or financial advisor who is or shall be entitled to any broker's or finder's fee or any other commission or similar fee with respect to the transactions set forth in this Agreement. WWE agrees to indemnify and hold harmless MFC from and against any and all claims for brokerage commissions or finder's fees by any person, firm or corporation on the basis of any act or statement alleged to have been made by WWE or its affiliates or agents.

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                                                                    SCHEDULE 13D


      P. Complete Disclosure. No representation or warranty of WWE which is contained in this Agreement, or in a writing furnished or to be furnished pursuant to this Agreement, to WWE's knowledge contains or shall contain any untrue statement of a material fact, omits or shall omit to state any fact which is required to make the statements which are contained herein or therein, in light of the circumstances under which they were made, not materially misleading. There is no fact relating to the business, affairs, operations, conditions (financial or otherwise) or prospects of WWE which would materially adversely affect same which has not been disclosed to MFC in this Agreement.

      Q. No Defense. It shall not be a defense to a suit for damages for any misrepresentation or breach of covenant or warranty that MFC knew or had reason to know that any covenant, representation or warranty in this Agreement furnished or to be furnished to MFC contained untrue statements.

      8. The WWE Stockholders' Representations, Warranties and Covenants. The WWE Stockholders represent, warrant and covenant to MFC as follows:

      A. Ownership. Each is the record, beneficial and equitable owner of the WWE Common Stock set forth next to his name on the Stockholders Schedule. Each holds his respective shares of WWE Common Stock free and clear of all liens, claims or encumbrances and each has the full right and authority to exchange his shares of WWE Common Stock for shares of MFC Common Stock.

      B. MFC Shares. The receipt by each of the WWE Stockholders of the MFC Common Stock is for his own account, is for investment purposes only, and is not with a view to, nor for offer or sale in connection with, the distribution of the MFC Common Stock. Each

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                                                                       EXHIBIT 2
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                                                                    SCHEDULE 13D


WWE Stockholder understands that the MFC Common Stock has not been registered under the Securities Act of 1933, as amended (the "Act") or the securities laws of any state and, therefore, cannot be sold unless it is subsequently registered under the Act and any applicable state securities laws or exemptions from registration thereunder are available. Each WWE Stockholder further understands that only MFC can take action to register the MFC Common Stock.

      C. Restrictive Legend. Each WWE Stockholder understands the MFC Common Stock shall bear the following restrictive legend:

         "The Common Stock which is represented by this Certificate has not been registered under the Securities Act of 1933, as amended (the "Act'). These securities have been acquired for investment purposes only and not with a view to distribution or resale, and may not be sold, transferred, made subject to a security interest, pledged, hypothecated or otherwise disposed of unless and until registered under the Act, or on an opinion of counsel for the Company, that registration is not required under such Act."

      9. Mutual Covenants of MFC and WWE.

      A. Best Efforts. Each of the parties shall use its best efforts to perform or satisfy each covenant or condition to be performed or satisfied by each of them before and after the Closing Date.

      B. Notice of Developments and Updates. Each of the parties shall give prompt written notice pursuant to Paragraph "C" of Article "20" of this Agreement to the other parties hereto to of any act, event or occurrence which may cause or constitute a breach of any of its own representations and warranties or failure to fulfill any of its covenants, as applicable, in Article "6" and Article "7" of this Agreement.

      C. No Public Announcement. None of the parties hereto shall, without the prior written approval of the other party, except with respect to the Offering, make any press release or other public announcement or communicate with any customer, competitor or supplier of the other party concerning the transactions contemplated by this Agreement, except as and to the

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                                                                       EXHIBIT 2
                                                                              to
                                                                    SCHEDULE 13D


extent that such party shall determine is required by law (which determination shall be made by such party based upon the advice of its counsel), in which event the other party shall be advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued.

      10. Conduct of WWE's Business Prior to the Closing Date. Between the date of this Agreement and the Closing Date, WWE shall carry on its business in the ordinary course and in the same manner as heretofore conducted and shall preserve intact the existing business organization of WWE, and use its best efforts to (i) keep available to WWE the services of WWE's present officers and employees, (ii) maintain all of WWE's properties in their present condition (ordinary wear and tear excepted), (iii) maintain insurance policies with respect to WWE's business and properties consistent with current practice, and
(iv) maintain WWE's rights and franchises. Except as set forth in the WWE Disclosure Schedule or as provided for in this Agreement, WWE shall not, without the prior written consent of MFC:

      A. make any change in the Certificate of Incorporation or By-Laws of WWE;

      B. authorize or issue any capital stock or any rights, warrants, options or convertible securities to acquire such stock;

      C. conduct the business of WWE in any manner other than in the ordinary course;

      D. take any action or omit to do any act which would cause the representations or warranties of WWE contained herein to be untrue or incorrect in any material respect;

      E. hire any employee other than in the ordinary course of business;

      F. except for liabilities incurred and obligations under contracts entered into in the ordinary course of business, incur any obligation or liability (absolute or contingent), including, but not limited to, any debt or guarantee any such debt or issue or sell any debt securities or guarantee any debt securities of others;

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                                                                       EXHIBIT 2
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                                                                    SCHEDULE 13D


      G. declare or make any payment or distribution to its stockholders (other than payment of compensation for services rendered, if applicable) or purchase or redeem any shares of capital stock;

      H. mortgage, pledge or subject to lien, charge or any other encumbrance, any asset, whether tangible or intangible, of WWE;

      I. sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets except in the ordinary course of business unless any such successor assumes any and all outstanding liabilities;

      J. commit any act or omit to do any act which would cause a material breach of any agreement, contract or commitment which is listed in an Exhibit annexed to this Agreement; or

      K. commit any other act or omit to do any other act which would have a material adverse effect upon the business, or financial condition of WWE.

      11. Conduct of MFC Business Prior to the Closing Date. Between the date of this Agreement and the Closing Date, MFC shall carry on its business in the ordinary course and in the same manner as heretofore conducted and shall preserve intact the existing business organization of MFC, and use its best efforts to (i) keep available to MFC the services of MFC's present officers, and
(ii) preserve MFC relationships, if any, with customers, suppliers and others having business dealings with MFC, to the end that its goodwill and ongoing business shall not be materially impaired on the Closing Date. Except as set forth in the MFC Disclosure Schedule or as provided for in this Agreement, MFC shall not, without the prior written consent of WWE:

      A. make any change in the Certificate of Incorporation or By-Laws of MFC;

      B. conduct the business of MFC in any manner other than in the ordinary course;

      C. authorize or issue any capital stock or any rights, warrants, options or convertible securities to acquire such stock;

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                                                                       EXHIBIT 2
                                                                              to
                                                                    SCHEDULE 13D


      D. pay any accrued and unpaid compensation, nor increase the compensation payable to, or to become payable by MFC to any officer, director or employee or make any bonus, insurance, pension, or other benefit plan, payment or arrangement to or with any officer, director or employee;

      E. hire any employee other than in the ordinary course of business;

      F. except for liabilities incurred and obligations under contracts entered into in the ordinary course of business, incur any obligation or liability (absolute or contingent), including, but not limited to, any debt or guarantee any such debt or issue or sell any debt securities or guarantee any debt securities of others;

      G. declare or make any payment or distribution to its stockholders (other than payment of compensation for services rendered, if applicable) or purchase or redeem any shares of capital stock;

      H. mortgage, pledge or subject to lien, charge or any other encumbrance, any asset, whether tangible or intangible, of MFC;

      I. except for the sale of the stock of Yolo, the corporation owning certain real estate located in Hunter, New York , to Diversified Investors Capital Services of North America, Inc. or its assigns, for net proceeds to MFC of one million ($1,000,000) dollars (the "Yolo Sale"), in accordance with the terms of a certain agreement between MFC and Diversified Investors Capital Services of North America, Inc. dated July __, 2005, which sale will have been consummated on commercially reasonably terms, including a covenant by the principal of Yolo to pass on promptly to MFC (1) savings negotiated with respect to the compromise of certain of Yolo's liabilities and (2) the proceeds from the liquidation of certain of Yolo's assets, and in the best interests of MFC's stockholders, sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets except in the ordinary course of business unless any such successor assumes any and all outstanding liabilities;

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      J. take any action or omit to do any act which would cause the representations or warranties of MFC contained herein to be untrue or incorrect in any material respect;

      K. commit any act or omit to do any act which would cause a material breach of any agreement, contract or commitment which is listed in an Exhibit annexed to this Agreement; or

      L. commit any other act or omit to do any other act which would have a material adverse effect upon the business, financial condition or earnings of MFC.

      12. Conditions of Closing.

      A. Conditions to MFC Obligation to Close. The obligation of MFC to close the transactions set forth in this Agreement shall be subject to the following conditions:

      i. Representations and Warranties of WWE to be True. To WWE's knowledge, the representations and warranties of WWE set forth in this Agreement shall be true in all material respects on the Closing Date with the same effect as though made at such time, except to the extent waived or affected by the transactions set forth in this Agreement; and WWE shall have delivered to MFC a certificate of WWE in the form annexed hereto and made a part hereof as Exhibit "O" (Article "l2.A.i."), signed by the President of WWE and dated the Closing Date to such effect;

      ii. Performance of Obligations of WWE. WWE shall have performed all obligations and complied with all covenants set forth in this Agreement to be performed or complied with in all material respects by it prior to the Closing Date, and WWE shall have delivered to MFC a certificate of WWE in the form annexed hereto as Exhibit "O" (Article "12.A.i.") signed by the President of WWE and dated the Closing Date to such effect;

      iii. No Adverse Change. Except as set forth on the WWE Schedule, there shall not have occurred any material adverse change since the date of the Financial Statement and through the date of the Closing Date in the business, properties, results of operations or business or financial condition of WWE and WWE shall have delivered to MFC a certificate of WWE in the form annexed hereto as Exhibit "O" (Article "12.A.i."), signed by the President of WWE and dated the Closing Date to such effect;

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                                                                    SCHEDULE 13D


      iv. Statutory Requirements. Any statutory requirement for the valid consummation by WWE of the transactions set forth in this Agreement shall have been fulfilled; any authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained, in order to permit consummation by WWE of the transactions set forth in this Agreement and to permit the business presently carried on by WWE to continue unimpaired following the Closing Date, shall have been obtained, and WWE shall have delivered to MFC a certificate of WWE in the form annexed hereto as Exhibit "O" (Article "12.A.i."), signed by the President of WWE and dated the Closing Date to such effect;

      v. No Governmental Proceedings. No action or proceeding shall have been instituted before a court or other governmental body by any governmental agency or public authority to restrain or prohibit the transactions set forth in this Agreement and WWE shall have delivered to MFC a certificate of WWE in the form annexed hereto as Exhibit "O" (Article "12.A. i."), signed by the President of WWE and dated the Closing Date to such effect;

      vi. Consents Under Agreements. WWE shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions set forth in this Agreement, and WWE shall have delivered to MFC a certificate of WWE in the form annexed hereto as Exhibit "O" (Article "12.A.i.") signed by the President of WWE and dated the Closing Date to such effect;

      vii. Good Standing Certificate. On the Closing Date, WWE shall provide a good standing certificate for WWE issued by the Secretary of State of the State of Delaware complete and correct as of five (5) business days prior to the Closing Date;

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                                                                    SCHEDULE 13D


      viii. Shareholder Approval. The approval of the transactions set forth in this Agreement by the current holders of a majority of the issued and outstanding shares of the WWE Common Stock; and

      ix. Consummation of the Offering and the Bridge. The Offering and the Bridge or other equity infusion(s) have been successfully completed in accordance with their respective terms.

      x. The Yolo Sale. The Yolo Sale has been consummated in accordance with its terms.

      B. Conditions to WWE Obligation to Close. The obligation of WWE to close the transactions set forth in this Agreement shall be subject to the following conditions:

      i. Representations and Warranties of MFC to be True. To MFC's knowledge, the representations and warranties of MFC set forth in this Agreement shall be true in all material respects on the Closing Date with the same effect as though made at such time, except to the extent waived or affected by the transactions set forth in this Agreement; and MFC shall have delivered to WWE a certificate of MFC in the form annexed hereto and made a part hereof as Exhibit "P" (Article "12.A.i"), signed by the President of MFC and dated the Closing Date to such effect;

      ii. Performance of Obligations of MFC. MFC shall have performed all obligations and complied with all covenants set forth in this Agreement to be performed or complied with in all material respects by it prior to the Closing Date, and MFC shall have delivered to WWE a certificate of MFC in the form annexed hereto as Exhibit "P" (Article "12.A.i."), signed by the President of MFC and dated the Closing Date to such effect;

      iii. No Adverse Change. There shall not have occurred any material adverse change since the date of the Form 10-Q and through the date of the Closing Date in the business, properties, results of operations or business or financial condition of MFC and MFC shall have delivered to WWE a certificate of MFC in the form annexed hereto as Exhibit "P" (Article "12.A.i.") signed by the President of MFC and dated the Closing Date to such effect;

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      iv. Statutory Requirements. Any statutory requirement for the valid consummation by MFC of the transactions set forth in this Agreement shall have been fulfilled; any authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained, in order to permit consummation by MFC of the transactions set forth in this Agreement and to permit the business presently carried on by MFC to continue unimpaired following the Closing Date, shall have been obtained and MFC shall have delivered to WWE a certificate of MFC in the form annexed hereto as Exhibit "P" (Article "12.A.i.") signed by the President of MFC and dated the Closing Date to such effect;

      v. No Governmental Proceedings. No action or proceeding shall have been instituted before a court or other governmental body by any governmental agency or public authority to restrain or prohibit the transactions set forth in this Agreement and MFC shall have delivered to WWE a certificate of MFC in the form annexed hereto as Exhibit "P" (Article "12.A.i."), signed by the President of MFC and dated the Closing Date to such effect;

      vi. Consents Under Agreements. MFC shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions set forth in this Agreement and MFC shall have delivered to WWE a certificate of MFC in the form annexed as Exhibit "P" (Article "12.A.i."), signed by the President of MFC and dated the Closing Date to such effect;

      vii. Good Standing Certificate. On the Closing Date, MFC shall provide a good standing certificate for MFC and a good standing certificate for Yolo each issued by the applicable Secretary of State complete and correct as of five (5) business days prior to the Closing Date;

      viii. Conversion of Debt. Persons or entities holding at least five hundred thousand ($500,000) dollars of the outstanding principal amount of the debt represented by the MFC Bonds shall have agreed in writing to convert to MFC Common Stock of MFC, subject to the Closing (the "MFC Bond Conversion");

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                                                                       EXHIBIT 2
                                                                              to
                                                                    SCHEDULE 13D


      ix. Consummation of the Offering and the Bridge. The Offering and the Bridge or other equity infusion(s) have been successfully completed in accordance with their respective terms; and

      x. The Yolo Sale. The Yolo Sale has been consummated in accordance with its terms.

      13. Documents, Certificates, etc. to be Delivered at Closing. A. At the Closing, WWE shall deliver the following items:

      i. the WWE Certificate of Representations and Warranties signed by the President of WWE in the form annexed hereto and made a part hereof as Exhibit "O" (Article "12.A.i."),

      ii. the legal opinion of Gersten Savage LLP relative to due organization of WWE and authority of WWE to enter into this Agreement, in a form reasonably satisfactory to MFC;

      iii. the WWE Escrow Agreement signed by Jeffrey S. Edell and Nancy Duitch; and

      iv. the WWE Lock-Up Agreements signed by Jeffrey S. Edell and Nancy
Duitch.

      B. At the Closing, MFC shall deliver the following items:

      i. stock certificates for the WWE Stockholders evidencing the MFC shares to be issued to such stockholders;

      ii. stock certificates for the WWE Stockholders who are signatories to the WWE Escrow Agreement to the escrow agent under the WWE Escrow Agreement, evidencing the WWE Earn-Out Shares to be released to certain WWE Stockholders in accordance with the terms of the WWE Escrow Agreement;

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                                                                       EXHIBIT 2
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      iii. stock certificates for GS evidencing the MFC shares to be issued to
GS;

      iv. stock certificates for Diversified, evidencing the MFC shares to be issued to Diversified or its designees;

      v. the Escrow Agreements signed by MFC; vi. the MFC Lock-Up Agreements signed by the MFC Insiders; vii. the legal opinion of McColgan Schor, P.C. relative to due organization of MFC, authority of MFC to enter into this Agreement, validity of the MFC Earn-Out, and valid issuance of the MFC Common Stock in accordance with the terms of this Agreement, in a form reasonably satisfactory to WWE;

      viii. the MFC Certificate of Representations and Warranties signed by the President of MFC in the form annexed hereto and made a part hereof as Exhibit "P" (Article "I2.B.i.");

      ix. stock certificates for the MFC Stockholders to the escrow agent under the MFC Escrow Agreement, evidencing the MFC Earn-Out Shares to be released to the MFC Stockholders in accordance with the terms of the MFC Escrow Agreement;

      (x) the resignations of two-thirds of the Representatives of the Board of Representatives of Gateway Granby LLC, (designated to be Lester Tanner and Shari Stack) the resignation of two-thirds of the Managers of Gateway Granby LLC, (designated to be Lester Tanner and Shari Stack) and a proxy or other instrument or agreement with Lester Tanner and Shari Stack, as WWE may reasonably request insuring that WWE has operational and voting control of the affairs of Gateway Granby LLC and a certificate to the effect that the Operating Agreement has not been amended since May 19, 2005; and

      (xi) modification and extension agreements relative to the Series A Bonds and the Series B Bonds that have not been converted into MFC Common Stock in such form as WWE may reasonable request.

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      C. At the Closing, the WWE Stockholders shall deliver the certificates representing their respective shares of WWE Common Stock.

      D. At the Closing, GS shall deliver to MFC, the Representative of the MFC Stockholders, and the WWE Stockholders who are signatories to the WWE Escrow Agreement, as applicable, the signed Escrow Agreement(s).

      E. At the Closing, the Representative of the MFC Stockholders shall deliver the signed MFC Escrow Agreement.

      F. At the Closing, Diversified or its designees, as applicable, shall deliver the Diversified Lock-Up Agreements signed by each of them.

      14. Equitable Relief.

      A. WWE acknowledges that MFC shall be irreparably damaged if this Agreement is not consummated. Therefore, in the event of any breach by WWE of this Agreement, MFC shall have the right, at its election, to obtain equitable relief including, but not limited to, an order for specific performance of this Agreement or an injunction, without the need to: (i) post a bond or other security, (ii) to prove any actual damage or (iii) to prove that money damages would not provide an adequate remedy. Resort to such equitable relief, however, shall not be construed to be a waiver of any other rights or remedies which MFC may have for damages or otherwise.

      B. MFC acknowledges that WWE shall be irreparably damaged if this Agreement is not consummated. Therefore, in the event of any breach by MFC of this Agreement, WWE shall have the right, at its election, to obtain equitable relief including, but not limited to, an order for specific performance of this Agreement or an injunction, without the need to: (i) post a bond or other security, (ii) to prove any actual damage or (iii) to prove that money damages would not provide an adequate remedy. Resort to such equitable relief, however, shall not be construed to be a waiver of any other rights or remedies which WWE may have for damages or otherwise.

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      15. Method of Termination. This Agreement may be terminated prior to the
Closing Date, by any of the following methods:

      A. mutual consent of the parties;

      B. by written notice from either party (i) if within ten (10) business days after receipt of written notice that the Closing Date has passed, the Closing has not occurred; provided, however, that if the Closing shall not have occurred on, or prior to, the Closing Date as a result of any action taken, or failure to act, by any governmental or regulatory authority including, but not limited to, the withholding of, or a delay in, any approval in connection with any aspect of the transactions contemplated hereby, then the Closing Date shall automatically be extended until a date which is a reasonable time subsequent to the date upon which such governmental or regulatory action is resolved which will allow the parties to complete the procedures required to consummate the transactions contemplated hereby; provided, further, however, that the right to terminate this Agreement pursuant to this Paragraph "B" of this Article "15" of this Agreement shall not be available to any party whose failure to fulfill any obligation pursuant to this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date;

      C. by WWE if there is a material breach of any representation or warranty set forth in Article "6" of this Agreement or any covenant or agreement to be complied with or performed by MFC pursuant to the terms of this Agreement, including, but not limited to, the covenants set forth in Article "9" of this Agreement, or the failure of a condition set forth in Article "12" of this Agreement to be satisfied (and such condition is not waived in writing by WWE) on or prior to the Closing Date, or the occurrence of any event which results in the failure of a condition set forth in Article "12" of this Agreement to be satisfied on or prior to the Closing Date; provided however, that, WWE may not terminate this Agreement prior to the Closing Date if MFC has not had an adequate opportunity to cure such failure, pursuant to Article "17" of this Agreement; or

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      D. by MFC if there is a material breach of any representation or warranty set forth in Article "7" of this Agreement or any covenant or agreement to be complied with or performed by WWE pursuant to the terms of this Agreement, including, but not limited to, the covenants set forth in Article "9" of this Agreement, or the failure of a condition set forth in Article "12" of this Agreement to be satisfied (and such condition is not waived in writing by MFC) on or prior to the Closing Date, or the occurrence of any event which results in the failure of a condition set forth in Article "12" of this Agreement to be satisfied on or prior to the Closing Date; provided however, that, MFC may not terminate this Agreement prior to Closing if WWE has not had an adequate opportunity to cure such failure, pursuant to Article "17" of this Agreement.

      16. Effect of Termination. If this Agreement is terminated pursuant to the provisions set forth in Article "l5" A or B of this Agreement, this Agreement shall become null and void and shall have no further effect, and no party shall have any liability with respect to this Agreement. If this Agreement is terminated pursuant to the provisions set forth in Article "15" C or D, then the non-breaching party shall be entitled to exercise all the rights and remedies provided in this Agreement and all rights and remedies available under applicable law or at equity.

      17. Cooperation; Notice; Cure. Subject to compliance with applicable law, from the date of this Agreement until the Closing Date, each of the parties shall confer on a regular and frequent basis with one or more representatives of the other party to report on the general status of ongoing operations. MFC shall promptly provide WWE or its counsel with copies of all of its filings made with the SEC or with any governmental entity in connection with this Agreement, the transactions contemplated hereby and thereby. In this regard, Each of MFC and WWE shall

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                                                                       EXHIBIT 2
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                                                                    SCHEDULE 13D


promptly comply with the other's reasonable requests for documents, information and access to the other's facilities, personnel, and representatives. Each of the parties shall notify the other of, and will use all commercially reasonable efforts to cure before the Closing Date, any event, transaction or circumstance, as soon as practical after it becomes known to such party, that causes or will cause any covenant or agreement of the parties pursuant to this Agreement to be breached or that renders or will render untrue any representation or warranty of the parties contained in this Agreement. Each of the parties shall also notify the other in writing of, and will use all commercially reasonable efforts to cure, before the Closing Date, any violation or breach, as soon as practical after it becomes known to such party, of any representation, warranty, covenant or agreement made by the parties. No notice given pursuant to this paragraph shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein.

      18. Survival of Representations, Warranties and Covenants. All covenants, agreements, representations and warranties made in or in connection with this Agreement shall survive the Closing Date hereof, and shall continue in full force and effect for two (2) years after the Closing Date, it being understood and agreed that each of such covenants, agreements, representations and warranties is of the essence of this Agreement and the same shall be binding upon and shall inure to the benefit of the parties hereto, its successors and assigns.

      19. Indemnification.

      A. Indemnification by WWE. In order to induce MFC to enter into and perform this Agreement, WWE does hereby indemnify, protect, defend and save and hold harmless MFC and each of its shareholders, affiliates, officers, directors, control persons, employees, attorneys, agents, partners and trustees and personal representatives of any of the foregoing ("Indemnified Parties"), from and against any loss resulting to any of them from any material loss, liability, cost, damage, or expense in excess of $150,000 (the "Bucket"), where applicable, which the

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                                                                              to
                                                                    SCHEDULE 13D


Indemnified Parties may suffer, sustain or incur arising out of or due to a breach by WWE of the representations, warranties and covenants set forth in Article "7" of this Agreement or in any documents delivered pursuant hereto or of a breach by WWE of any of its obligations pursuant to this Agreement or in any documents delivered pursuant hereto.

      B. Indemnification by MFC. In order to induce WWE to enter into and perform this Agreement, MFC hereby indemnifies, protects, defends and saves and holds harmless WWE and each of its shareholders, affiliates, officers, directors, control persons, employees, attorneys, agents, partners and trustees and personal representatives of any of the foregoing ("Indemnified Parties"), from and against any loss resulting to any of them from any material loss, liability, cost, damage, or expense in excess of $150,000 (the "Bucket") which the Indemnified Parties may suffer, sustain or incur arising out of or due to a breach by MFC of the representations, warranties and covenants set forth in Article "6" of this Agreement or in any documents delivered pursuant hereto or of a breach by MFC of any of its obligations pursuant to this Agreement or in any documents delivered pursuant hereto.

      C. Reasonable Costs, Etc. The indemnification, which is set forth in this Article "19" of this Agreement shall be deemed to include not only the specific liabilities or obligation with respect to which such indemnity is provided, but also all counsel fees, reasonable costs, expenses and expenses of settlement relating thereto, whether or not any such liability or obligation shall have been reduced to judgment; provided, however that, there shall be a Bucket of $150,000 in the aggregate which must be exceeded before MFC or WWE, as the case may be, may recover any damages or costs pursuant to paragraphs A, B, C or D of this Article 19. Once the Bucket has been exceeded, however, the party seeking indemnity is entitled to recover all damages suffered or costs incurred, and not just those damages suffered or costs incurred in excess of the Bucket WWE shall satisfy any obligation to pay any damages and costs payable hereunder by having the WWE Stockholders who are signatories to the WWE Escrow Agreement

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                                                                       EXHIBIT 2
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transfer and surrender to MFC, pro-rata, such number of shares of MFC Common
Stock which at Market Value (as hereafter defined) shall be equal to said obligation. Said surrender shall first be made from the shares of MFC Common Stock held under the WWE Escrow Agreement and if unavailable or insufficient, then from the shares issued to the WWE Stockholders who are signatories to the WWE Escrow Agreement under this Agreement. MFC shall satisfy any obligation to pay any damages and costs payable hereunder by transferring and surrendering to MFC such number of shares from the MFC Escrow Agreement which at Market Value shall be equal to the amount of any such obligation (the "MFC Article 19 Obligation"). If said shares are unavailable or insufficient then MFC shall issue to the WWE Stockholders additional shares of MFC Common Stock which at Market Value shall equal any unsatisfied portion of the MFC Article 19 Obligation. "Market Value" as used herein shall be the average of the closing price in the trading of MFC Common Stock as reported by NASDAQ.OB on the 20 trading days immediately prior to the surrender or issuance of the MFC Common Stock hereunder.

      D. Third Party Claims. If any demand, claim, action or cause of action, suit, proceeding or investigation (collectively, the "Claim") is brought against an Indemnified Party for which the Indemnified Party intends to seek indemnity from the other party hereto (the "Indemnifying Party"), then the Indemnified Party within twenty-one (21) days after such Indemnified Party's receipt of the Claim, shall notify the Indemnifying Party pursuant to Paragraph "C" of Article "19" of this Agreement which notice shall contain a reasonably thorough description of the nature and amount of the Claim (the "Claim Notice"). The Indemnifying Party shall have the option to undertake, conduct and control the defense of such claim or demand. Such option to undertake, conduct and control the defense of such claim or demand shall be exercised by notifying the Indemnified Party within ten (10) days after receipt of the Claim Notice pursuant to Paragraph "C" of Article "19" of this Agreement (such notice to control the defense is hereinafter referred to as the "Defense Notice"). The failure of the

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                                                                       EXHIBIT 2
                                                                              to
                                                                    SCHEDULE 13D


Indemnified Party to notify the Indemnifying Party of the Claim shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have pursuant to this Article "19" of this Agreement except to the extent that such failure to notify the Indemnifying Party prejudices the Indemnifying Party. The Indemnified Party shall use all reasonable efforts to assist the Indemnifying Party in the vigorous defense of the Claim. All costs and expenses incurred by the Indemnified Party in defending the Claim shall be paid by the Indemnifying Party. If, however, the Indemnified Party desires to participate in any such defense or settlement, it may do so at its sole cost and expense (it being understood that the Indemnifying Party shall be entitled to control the defense). The Indemnified Party shall not settle the Claim. If the Indemnifying Party does not elect to control the defense of the Claim, within the aforesaid ten (10) day period by proper notice pursuant to Paragraph "C" of Article "19" of this Agreement, then the Indemnified Party shall be entitled to undertake, conduct and control the defense of the Claim (a failure by the Indemnifying Party to send the Defense Notice to the Indemnified Party within the aforesaid ten (10) day period by proper notice pursuant to Paragraph "C" of Article "19" of this Agreement shall be deemed to be an election by the Indemnifying Party not to control the defense of the Claim); provided, however, that the Indemnifying Party shall be entitled, if it so desires, to participate therein (it being understood that in such circumstances, the Indemnified Party shall be entitled to control the defense). Regardless of which party has undertaken to defend any claim, the Indemnifying Party may, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any such claim or demand; provided however, that if any settlement would result in the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of the Indemnified Party, the consent of the Indemnified Party shall be a condition to any such settlement. Notwithstanding the foregoing provisions of this Article "19" of this Agreement, as a condition to the Indemnifying Party either having the right to defend the Claim, or having control over settlement as indicated in this Article "19" of this Agreement, the Indemnifying Party shall execute an agreement, in the form annexed hereto and made a part hereof as Exhibit "Q", acknowledging its liability for indemnification pursuant to this Article

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"19" of this Agreement. Whether the Indemnifying Party shall control and assume the defense of the Claim or only participate in the defense or settlement of the Claim, the Indemnified Party shall give the Indemnifying Party and its counsel access, during normal business hours, to all relevant business records and other documents, and shall permit them to consult with its employees and counsel.

      20. Miscellaneous.

      A. Headings. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      B. Enforceability. If any provision which is contained in this Agreement, should, for any reason, be held to be invalid or unenforceable in any respect under the laws of any State of the United States, such invalidity or unenforceability shall not affect any other provision of this Agreement and in this Agreement shall be construed as if such invalid or unenforceable provision had not been contained herein.

      C. Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if sent by (i) mail by (a) certified mail, postage prepaid, return receipt requested and (b) first class mail, (ii) overnight delivery with confirmation of delivery or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

          If to WWE:      Worldwide Excellence, Inc.
                          11872 La Grange Avenue
                          Los Angeles, California 90025
                          Attention: Mr. Jeffrey S. Edell, President/CEO
                          Facsimile No.: (310) 575-4044

          with a copy to: Gersten Savage LLP
                          600 Lexington Avenue, 9th Floor
                          New York, New York 10022
                          Attention: Jay Kaplowitz, Esq.
                          Facsimile No.: (212) 980-5192

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                                                                       EXHIBIT 2
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                                                                    SCHEDULE 13D


         If to MFC:       MFC Development Corp.
                          271 North Avenue
                          New Rochelle, NY 10801
                          Attention: Mr. Lester Tanner, President/CEO
                          Facsimile No.: (914) 636-0388

         with a copy to:  McColgan Schor, P.C.
                          271 North Avenue
                          New Rochelle, NY 10801
                          Attention: Edward Schor, Esq.
                          Facsimile No.: (914) 636-5232

or in each case to such other address and facsimile number as shall have last been furnished by like notice. If all of the methods of notice set forth in this Paragraph "C" of this Article "20" of this Agreement are impossible for any reason, notice shall be in writing and personally delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date so sent if a copy thereof is also mailed by first class mail on the date sent by facsimile. If the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice is given; provided further, however, that any notice sent by overnight delivery shall be deemed to have been given as of the date of delivery.

      D. Governing Law: Disputes. This Agreement shall in all respects be construed, governed, applied and enforced under the internal laws of the State of Delaware without giving effect to the principles of conflicts of laws and be deemed to be an agreement entered into in the State of Delaware and made pursuant to the laws of the State of Delaware. Except as otherwise provided in Article "14" of this Agreement, the parties agree that they shall be deemed to have agreed to binding arbitration in Los Angeles, California, with respect to the entire subject matter of any and all disputes relating to or arising under this Agreement including, but not limited to, the specific matters or disputes as to which arbitration has been expressly provided for by other

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                                                                    SCHEDULE 13D


provisions of this Agreement.. Any such arbitration shall be by a panel of three arbitrators and pursuant to the commercial rules then existing of the American Arbitration Association in the State of California, County of Orange. In all arbitrations, judgment upon the arbitration award may be entered in any court having jurisdiction. The parties agree, further, that the prevailing party in any such arbitration as determined by the arbitrators shall be entitled to such costs and attorney's fees, if any, in connection with such arbitration as may be awarded by the arbitrators. In connection with the arbitrators' determination for the purpose of which party, if any, is the prevailing party, they shall take into account all of the factors and circumstances including, without limitation, the relief sought, and by whom, and the relief, if any, awarded, and to whom. In addition, and notwithstanding the foregoing sentence, a party shall not be deemed to be the prevailing party in a claim seeking monetary damages, unless the amount of the arbitration award exceeds the amount offered in a legally binding writing by the other party by fifteen percent (15%) or more. For example, if the party initiating arbitration ("A") seeks an award of $100,000 plus costs and expenses, the other party ("B") has offered A $50,000 in a legally binding written offer prior to the commencement of the arbitration proceeding, and the arbitration panel awards any amount less than $57,500 to A, the panel should determine that B has "prevailed". The parties specifically designate the Courts in the City of Los Angeles, State of California as properly having, jurisdiction for any proceeding to confirm and enter judgment upon any such arbitration award. The parties hereby consent to and submit to personal ..jurisdiction over each of them by the Courts of the State of California in any action or proceeding, waive personal service of any and all process and specifically consent that in any such action or proceeding, any service of process may be effectuated upon any of them by certified mail, return receipt requested, in accordance with Paragraph "C" of this Article "20" of this Agreement.

      The arbitration panel shall have no power to award non-monetary or equitable relief of any sort, It shall also have no power to award (a) damages inconsistent with any applicable

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                                                                    SCHEDULE 13D


agreement between the parties or (b) punitive damages or any other damages not measured by the prevailing party's actual damages; and the parties expressly waive their right to obtain such damages in arbitration or in any other forum. In no event, even if any other portion of these provisions is held invalid or unenforceable, shall the arbitration panel have power to make an award or impose a remedy which could not be made or imposed by a court deciding the matter in the same, jurisdiction.

      Discovery shall be permitted in connection with the arbitration only to the extent, if any, expressly authorized by the arbitration panel upon a showing of substantial need by the party seeking discovery.

      All aspects of the arbitration shall be treated as confidential. The parties and the arbitration panel may disclose the existence, content or results of the arbitration only as provided in the rules of the American Arbitration Association in Los Angeles, California. Before making any such disclosure, a party shall give written notice to all other parties and shall afford such parties a reasonable opportunity to protect their interest.

      E. Expenses. Each party to this Agreement shall bear and pay its own costs and expenses incurred in connection with the preparation, execution, and delivery of this Agreement and the transactions set forth in this Agreement.

      F. Construction. Each of the parties hereto hereby further acknowledges and agrees that each has been advised by counsel during the course of negotiations and had significant input in the development of this Agreement and this Agreement shall not, therefore, be construed more strictly against any party responsible for its drafting regardless of any presumption or rule requiring construction against the party whose attorney drafted this agreement.

      G. Entire Agreement. This Agreement and all documents and instruments refereed to herein (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof

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and thereof, and (b) except as provided in Paragraph "K" of this Article "20" of this Agreement, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, neither MFC or WWE makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to the other or the other's representatives of any documentation or other with respect to any one or more of the foregoing.

      H. Further Assurances. The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions which are reasonably required to effectuate this Agreement and the intents and purposes hereof.

      I. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

      J. Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver of any other or subsequent breach.

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      K. Third Party Beneficiaries. This Agreement and all documents and instruments referred to herein, except as provided in Article "3" of this Agreement, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

      L. Confidentiality.

      i. MFC, on its own behalf or on behalf of its directors, officers, employees, stockholders and/or other representatives and/or agents, recognize and acknowledge that they had in the past and currently have access to certain confidential information of WWE which is valuable, special and unique to WWE. MFC agrees that, it will not use any of the confidential information for any purpose other than as contemplated by and in accordance with the terms of this Agreement and will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to WWE and to authorized representatives of WWE, and (b) to counsel and other advisers and representatives of MFC, provided that such advisors or representatives (other than counsel) agree in writing to the confidentiality provisions of this Paragraph "L" of this Article "20" of this Agreement, unless (1) such information becomes known to the public generally through no fault of MFC, (2) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this Paragraph "L" of this Article "20" of this Agreement, MFC shall, if possible, give prior written notice thereof to WWE and provide WWE with the opportunity to contest such disclosure, or (3) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by MFC of the provisions of this Paragraph "L" of this Article "20" of this Agreement, WWE shall be entitled to an injunction restraining MFC from disclosing or using, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting WWE from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

                                                                       EXHIBIT 2
                                                                              to
                                                                    SCHEDULE 13D


      ii. WWE on its own behalf' or on behalf of its respective directors, officers, employees, stockholders and/or other representatives and/or agents, recognizes and acknowledges that it had in the past and currently has access to certain confidential information of MFC. which is valuable, special and unique to MFC. WWE agrees that, prior to the Closing Date, or if the transactions contemplated by this Agreement are not consummated, it will not use any of the confidential information for any purpose other than as contemplated by and in accordance with the terms of this Agreement and will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to MFC and to authorized representatives of MFC, and (b) to counsel and other advisers and representatives of WWE, provided that such advisors or representatives (other than counsel) agree to the confidentiality provisions of this Paragraph "L" of this Article "20" of this Agreement, unless (1) such information becomes known to the public generally through no fault of WWE, (2) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this Paragraph "L" of this Article "20" of this Agreement, WWE shall, if possible, give prior written notice thereof to MFC and provide MFC with the opportunity to contest such disclosure, or (3) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party.. In the event of a breach or threatened breach by WWE of the provisions of this Paragraph "L" of this Article "20" of this Agreement, MFC shall be entitled to an injunction restraining WWE from disclosing or using, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting MFC from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

      M. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                                                       EXHIBIT 2
                                                                              to
                                                                    SCHEDULE 13D


      N. Exhibits. All Exhibits and schedules annexed or attached to this Agreement are incorporated into this Agreement by reference thereto and constitute an integral part of this Agreement.

      0. Severability. The provisions of this Agreement shall be deemed separable. Therefore, if any part of this Agreement is rendered void, invalid or unenforceable, such rendering shall not affect the validity or enforceability of the remainder of this Agreement; provided, however, that if the part or parts which are void, invalid or unenforceable as aforesaid shall substantially impair the value of this whole Agreement to any party, that party may cancel and terminate this Agreement by giving written notice to the other party.

                                                                       EXHIBIT 2
                                                                              to
                                                                    SCHEDULE 13D


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                       MFC Development Corp.


                                       By:____________________________
                                             Lester Tanner, President and CEO


                                       Worldwide Excellence, Inc.



                                       By:______________________________
                                             Jeffrey S. Edell, President and CEO


                                       By:______________________________
                                             Nancy Duitch, CEO

                                       WWE Stockholders:
                                       Duitch Family Trust


                                       By: ______________________________
                                             Nancy Duitch, Trustee


                                       Edell Family Trust


                                       By: ______________________________
                                             Jeffrey S. Edell, Trustee







                                      -47-